UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 10, 2008
Date of earliest event reported: March 9, 2008
___________

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

1231 Alverser Drive, P.O. Box 330, Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2008, Village Bank and Trust Financial Corp. (the “Company”) and River City Bank (“River City”) announced their entry into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”). The Merger Agreement, entered into on March 9, 2008, which has been approved by the boards of directors of all parties, sets forth the terms and conditions of the merger of River City with and into Village Bank, a wholly owned subsidiary of the Company (the “Merger”). Thomas W. Winfree will continue to serve as President and Chief Executive Officer of the Company and Village Bank. The headquarters of the Company will not change as a result of the Merger. As specified in the Merger Agreement, at the effective time of the Merger, the board of directors of the Company will be increased to twelve and will include four new members who currently serve as directors of River City.

Under the terms of the Merger Agreement, the shareholders of River City will receive, for each share of River City common stock that they own immediately prior to the effective time of the Merger, either $11 per share in cash or 1 share of common stock of the Company (the “Exchange Ratio”). Pursuant to the terms of the Merger Agreement, shareholders of River City will have the opportunity to elect to receive cash, shares of common stock of the Company, or a combination of both subject to the allocation and proration procedures set forth in the Merger Agreement. The allocation and proration procedures are intended to ensure that, in the aggregate, 20% of the total Merger Consideration (as defined in the Merger Agreement) will be cash and 80% will be common stock of the Company. The Merger is intended to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of River City common stock under any of River City’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of Company common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio (each, a “Replacement Option”). The exercise price per share (rounded to the nearest whole cent) of each Replacement Option shall equal the exercise price per share for the shares of River City Bank common stock pursuant to such River City stock option divided by the Exchange Ratio.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the shareholders of each of River City, the Company and Village Bank and the receipt of all required regulatory approvals. The Merger is expected to be completed in the third quarter of 2008. The Merger Agreement contains customary termination provisions including that either the Company or River City may terminate the Merger Agreement in the event the Merger is not consummated by December 31, 2008. In addition, River City may terminate the Merger Agreement in the event the Average Closing Price of Company common stock (as defined in the Merger Agreement) declines below a defined amount. The termination of the Merger Agreement will, in certain circumstances, obligate River City to pay the Company a termination fee of $600,000 to $1 million depending on the triggering event or the Company to pay River City a termination fee of $600,000, depending on the triggering event.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings that the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While the Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed Merger. In connection with the proposed Merger, the Company plans to file with the SEC a registration statement on Form S-4 to register the shares of Company common stock to be issued to the shareholders of River City in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of the Company and River City seeking their approval of the Merger. In addition, each of the Company and River City may file other relevant documents concerning the proposed Merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND RIVER CITY ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RIVER CITY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to Village Bank and Trust Financial Corp., 1231 Alverser Drive, P.O. Box 330, Richmond, Virginia 23113, Attention: Investor Relations (telephone: (804) 897-3900) or River City Bank, 6127 Mechanicsville Turnpike, P.O. Box 600, Suite 10, Mechanicsville, Virginia 23111, Attention: Investor Relations (telephone: (804) 730-4100) or by accessing the Company’s website at http://www.villagebank.com under “Investor Relations” or River City’s website at http://www.rivercitybank.org under “Investor Relations.” The information on the Company’s and River City’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC or the Board of Governors of the Federal Reserve System, as applicable.

The Company and River City and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or River City in connection with the Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2007 annual meeting of shareholders filed with the SEC on April 20, 2007. Information about the directors and executive officers of River City is set forth in the proxy statement, dated April 27, 2007, for River City’s 2007 annual meeting of shareholders, as filed with the Board of Governors of the Federal Reserve System on Schedule 14A. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC or the Board of Governors of the Federal Reserve System, as applicable, when they become available.

A copy of the joint press release announcing the Merger Agreement and a script of an announcement of the Merger to the employees of the Company are being filed as Exhibits 99.1 and 99.2, respectively, to this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2008, William D. Stegeman, age 48, and Village Bank entered into a two-year employment agreement (the “Employment Agreement”) which will become effective upon the consummation of the Merger. The Employment Agreement provides, among other things, that Mr. Stegeman will receive an annual salary of $131,000 and will serve as a Senior Vice President of Village Bank upon the consummation of the Merger. Mr. Stegeman is currently the President and Chief Executive Officer of River City and has significant experience serving in senior bank management positions. The Employment Agreement contains a change of control provision which, in certain circumstances, would pay Mr. Stegeman two times his salary and bonus received during the twelve months ending with the termination of Mr. Stegeman’s employment with Village Bank upon a change of control of Village Bank. Until the Merger is consummated, neither Mr. Stegeman nor Village Bank will have any obligations to the other under the Employment Agreement. If the Merger is not consummated, then on the date the Merger Agreement terminates, the Employment Agreement will also terminate.

A copy of Mr. Stegeman’s Employment Agreement, dated March 9, 2008, is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization and Merger, dated as of March 9, 2008, by and among Village Bank and Trust Financial Corp., Village Bank and River City Bank

10.1	Employment Agreement, dated March 9, 2008, by and between Village Bank and William D. Stegeman

99.1	Press Release dated March 10, 2008

99.2	Script of an Announcement of the Merger to employees of the Company made March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: March 10, 2008	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization and Merger, dated as of March 9, 2008, by and among Village Bank and Trust Financial Corp., Village Bank and River City Bank

10.1	Employment Agreement, dated March 9, 2008, by and between Village Bank and William D. Stegeman

99.1	Press Release dated March 10, 2008

99.2	Script of an Announcement of the Merger to employees of the Company made March 10, 2008